UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): August 1, 2006

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2006, Fiserv, Inc. (the “Company”) entered into a consulting agreement with Kenneth R. Jensen, a Director of the Company and its former Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. Under the agreement, the Company will pay Mr. Jensen $10,000 per month, and Mr. Jensen will provide consulting services, consisting of answering questions and providing expertise pertaining to areas of the Company’s operations in which he has background and expertise. The agreement is scheduled to terminate on the first day of the month in which the Company’s 2007 annual meeting of shareholders is held.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

	(10.1)	Consulting Agreement, dated August 1, 2006, between the Company and Kenneth R. Jensen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: August 2, 2006	By:	/s/ THOMAS J. HIRSCH
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer, Treasurer and Assistant Secretary

FISERV, INC.

Exhibit Index to Current Report on Form 8-K

Dated August 1, 2006

Exhibit Number
(10.1)	Consulting Agreement, dated August 1, 2006, between the Company and Kenneth R. Jensen.